Exhibit 23.2

CONSENT OF WRIGHT & COMPANY, INC.

As independent petroleum consultants, Wright & Company, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-59647, 33-96463, 333-82274, 33-96465, 33-82304 and 333-103455) and Form S-3 (File No. 333-110193) of Penn Virginia Corporation of information from our reserves report dated February 20, 2007 entitled “SUMMARY REPORT Evaluation of Proved Oil and Gas Reserves to the Interests of Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas, L.P. and Penn Virginia MC Energy LLC in Certain Properties in Various States Pursuant to the Requirements of the Securities and Exchange Commission Effective January 1, 2007” and all references to our firm included in or made a part of the Penn Virginia Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 1, 2007.

By:	/s/ D. RANDALL WRIGHT
D. Randall Wright President

Wright & Company, Inc.

Brentwood, Tennessee

February 27, 2007